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                                                                     EXHIBIT 3.4

FORM NO. 7

                                    [SEAL]
                                    BERMUDA

                              THE COMPANIES ACT 1981
                    MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                      OF
                             GLOBAL CROSSING LTD.
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                  (hereinafter referred to as "the Company")

        DEPOSITED in the office of the Registrar of Companies on the 9th day of July, 1998, in accordance with the provisions of section 45(3) of the Companies Act 1981.

Minimum Share Capital of the Company                       US$12,000.00

Authorized Share Capital of the Company                    US$12,000.00

Increase of Share Capital as authorized
by resolution passed at a general                       US$5,988,000.00
meeting of the Company to the
day of         1996
                                                        ---------------
AUTHORIZED SHARE CAPITAL AS INCREASE                    US$6,000,000.00
                                                        ---------------
DULY STAMPED in the amount of BD$NIL being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provision of the Stamp Duties Act, 1976.


                                                ---------------------
                                                    Lorraine Dean
                                                    Assistant Secretary

DATED THIS 9th day of July, 1998.


NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.